UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On September 7, 2022, Hecla Mining Company (the “Company” or “Hecla”) and our wholly owned subsidiary, 1080980 B.C. Ltd. (“1080980”) completed the acquisition of Alexco Resource Corp. (“Alexco”) pursuant to the terms of the July 4, 2022 Arrangement Agreement among the parties, as amended (the “Alexco Agreement”). Under the terms of the Alexco Agreement, 1080980 acquired all the outstanding common shares of Alexco not owned by the Company or 1080980 for 17,992,875 shares of Hecla common stock, for a total consideration of approximately $68,912,711 (“Purchase Price”) based on a share exchange ratio of 0.116 of a Hecla common share for each Alexco common share. The Alexco Agreement, filed as exhibit 2.1 to our Current Report on Form 8-K filed on July 5, 2022, as amended by the Assignment and Amendment Agreement dated as of July 25, 2022 and filed as exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, are incorporated herein by reference.

Concurrently with entering into the Alexco Agreement, Hecla entered into a Stream Termination Agreement (the “WPM Agreement”) with Wheaton Precious Metals Corp. (“WPM”). Under the WPM Agreement, Hecla issued 34,800,989 shares of its common stock valued at US $135 million based on Hecla’s 5-day volume-weighted average price for the period ended on the first day prior to the Alexco closing in exchange for the termination of WPM’s silver streaming interest in Alexco’s Keno Hill silver mine located in the Yukon Territory, Canada.

The Alexco Agreement and Assignment and Amendment Agreement have been incorporated by reference herein to provide you with information regarding their terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission (“SEC”), which are available without charge at www.sec.gov.

The Alexco Agreement, Assignment and Amendment Agreement, and WPM Agreement contain representations and warranties the Company, 1080980, Alexco and WPM made. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that Alexco has exchanged in connection with signing the Alexco Agreement. While the Company does not believe that it contains information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure letter does contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts since they are modified in important part by the disclosure letter. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Alexco Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02. Unregistered Sales of Equity Securities

As previously disclosed in our Current Report on Form 8-K filed on July 5, 2022, pursuant to the terms of the Alexco Agreement, the purchase price for the outstanding common shares of Alexco was to be paid using shares of Hecla common stock. At closing, we issued 17,992,875 shares of our common stock to Alexco shareholders, pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933.

As previously disclosed in our Current Report on Form 8-K filed on July 5, 2022, pursuant to the terms of the WPM Agreement, on September 7, 2022 the Company issued 34,800,989 shares of its common stock to WPM, which are restricted for a minimum of 6 months from the date of issuance.

Item 8.01. Other Events

On September 7, 2022, the Company issued a press release announcing the closing of the Alexco acquisition and WPM Agreement, effective September 7, 2022. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1(a)
Arrangement Agreement dated as of July 4, 2022, by and among Hecla Mining Company, Hecla Canada Ltd., 1080980 B.C. Ltd. and Alexco Resource Corp. filed as exhibit 2.1 to our Current Report on Form 8-K filed on July 5, 2022 (File No. 1-8491) and incorporated herein by reference.

2.1(b)
Assignment and Amendment Agreement dated as of July 25, 2022, among Hecla Mining Company, Alexco Resource Corp., and 1080980 B.C. Ltd. Filed as exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (File No. 1-8491) and incorporated herein by reference.

99.1	News Release dated September 7, 2022. *

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

____________________

*         Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: September 7, 2022

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